EXHIBIT 10.12 (c)

                                  ANIXTER INC.

                           DEFERRED COMPENSATION PLAN

                                1999 RESTATEMENT

                                 AMENDMENT NO. 1



         This Amendment No. 1 to the Plan is effective as of January 1, 2000, except as otherwise stated herein, and is executed as of the date shown below. Capitalized words used herein without definition shall have the meaning ascribed to them in the Plan.

         WHEREAS, the Company wishes to credit additional earnings if certain quarterly performance goals are met, to provide for the early distribution of small account balances to terminated Participants, to modify the definition of Change in Control, to make special provisions for Participants who have been rehired by a Participating Employer after being terminated as a result of the sale of a division of the Company, to correct typographical errors and make other clarifying changes; and

         WHEREAS, pursuant to Section 10.1 of the Plan, the Board has the authority to amend the Plan; and

         WHEREAS, the Board has approved this amendment.

         NOW, THEREFORE, the Plan is amended as follows:

         FIRST:  Section 2.6(a)(ii) is modified in its entirety, as follows:

               (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) other than Samuel Zell controls more than the greater of twenty-five percent (25%) of the Parent Company's Voting Securities or the amount of the Parent Company's Voting Securities controlled by Mr. Zell;

         SECOND: The following new Section 2.22 is added to the Plan, the former
Section  2.22 is  renumbered  as Section  2.23,  and the  following  sections in
Article II are renumbered accordingly:

2.22     Performance-Based Enhancement

         "Performance-Based Enhancement" means up to two (2) percentage points per year in additional Earnings if the Company attains certain quarterly performance goals, which goals and the amount of additional Earnings to be credited for the achievement thereof, shall be established by the Board from time to time and credited at the end of each calendar quarter. A Participant must be employed by Employer for at least one-half of the quarter to be eligible to receive a Performance-Based Enhancement for that quarter.



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         THIRD:  Section 2.27 is modified in its entirety as follows:

2.27     Valuation Date

         "Valuation Date" means the last day of the month in which Retirement, Disability, termination or death occurs.

         FOURTH:  Section 4.4 is modified in its entirety as follows:

4.4      Determination of Accounts

         Each Account shall be adjusted as of each Determination Date and shall consist of:

     (a)  The   balance  of  the  Account  as  of  the   immediately   preceding
Determination Date;

     (b) Any Compensation deferred and credited to the Account since the immediately preceding Determination Date;

     (c) Any Performance-Based Enhancement not previously credited; and

     (d) Earnings credited since the immediately preceding Determination Date.

         The total of (a), (b), (c), and (d) shall be reduced by any distributions from the Account since the immediately preceding Determination Date.

         FIFTH:  Section 5.1(b) is modified by adding the following:

         If no election is made, the benefit shall be paid in a lump sum.

         SIXTH:  Section 5.3(b) is modified by adding the following:

         If no election is made, the benefit shall be paid in a lump sum.

         SEVENTH:  Section 5.3(f) is deleted.

         EIGHTH:  Section 5.4 is modified in its entirety as follows:

5.4      Termination Benefit

               (a) ____ BENEFIT AMOUNT. If a Participant terminates employment (voluntarily or involuntarily) with all Participating Employers for any reason, other than Retirement, Disability, death, or due to a Change in Control, the Participating Employer shall pay to the Participant benefits equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT.  The termination  benefit payable under this
          Section 5.4 shall be paid in a lump sum.

               (c) ____ COMMENCEMENT. The amount of the lump sum shall be based on the value of the Participant's Account on the Valuation Date. A Participant must be employed for at least one-half (1/2) of the month in which termination occurs to receive the one hundred forty percent (140%) multiplier enhancement to the Earnings Rate for that month.

               The date on which payment is made shall be the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate without the one hundred forty percent (140%)
         multiplier. The settlement date shall be the first business day in January of the calendar year two (2) years following the year of termination. If the Participating Employer has not held the amounts deferred for a period of at least five (5) years as of the settlement date, however, the settlement date shall be the first business day in January following the date the amounts deferred were held by the Participating Employer for five (5) years.

               Notwithstanding the above, as of October 1, 2001, the Committee may, in its sole discretion, direct that payment of any benefit be made as soon as is administratively feasible and in the form of a lump-sum payment to the Participant if the lump-sum amount of the Account balance at termination is five thousand dollars ($5,000) or less.

               (d)    SALE OF DIVISION.

                      (i) ____  Notwithstanding  the above, if the Company sells one (1) or more of its divisions to a buyer that does not elect to continue the Plan for that division's Participants, such Participants shall, prior to the date the sale closes, irrevocably elect in writing to commence payment in accordance with either subsection (c) above or this subsection (d).

                      (ii) Participants electing to be paid under this subsection (d) shall further elect to receive their benefit payments upon their attainment of age fifty-five (55) in one (1) of the following forms:

                    (A) A lump-sum payment;

                    (B) Monthly  installments,  the number of such  installments not to exceed one hundred twenty (120); or

                    (C) A combination of (A) and (B) above.

                      (iii) The first day of the month following the Participant's attainment of age fifty-five (55) shall be the settlement date. The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date. Any lump sum and first installment payment elected shall be paid on the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate, substituting a multiplier of one hundred twenty percent (120%) for one hundred forty percent (140%). Earnings (calculated with the one hundred twenty percent (120%) multiplier) on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this subsection (d). All payments shall be made as of the first day of the month.

                      (iv) If  payment  is by  installments,  the  amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and an Earnings Rate (calculated with the one hundred twenty percent (120%) multiplier) equal to the rate in effect for the preceding quarter.

                      (v) ____  Notwithstanding  (ii) above,  a Participant  may elect to file a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more Deferral Periods. If the Participant's most recent change of payment designation has not been filed two (2) calendar years prior to the Participant's attainment of age fifty-five (55), the prior election shall be used to determine the form of payment (e.g., if a Participant attains age fifty-five (55) in 2010, the last day to file a change of payment designation would be December 31, 2008).

                      (vi) In the event that a Participant  who is terminated in connection with the sale of a division is rehired by a Participating Employer, any balance in the Participant's Account will, effective as of the rehire date, be credited with Earnings at the Earnings Rate then in effect and with the Performance-Based Enhancement, if applicable.

         NINTH:  Appendix A is amended in its entirety to read as follows:

                    appendix a--calculation of earnings using
                              average daily balance



 -------------------------------------------------------------------------------

 ADB FACTOR*       =    [DAYS IN MONTH - DAY OF MONTH + 1]
                      ----------------------------------
                                  Days in Month
                          (Round to 10 Decimal Places)
 -------------------------------------------------------------------------------

 EARNINGS FACTOR   =    (Earnings Rate + Performance - Based Enhancement) / 12
                                   (Round to 10 Decimal Places)
 -------------------------------------------------------------------------------

 EARNINGS          =    Earnings Factor x
                    [Account  Balance at Beginning of Month +
                    Transaction   1   x   ADB   Factor   1  +
                    Transaction   2   x   ADB   Factor   2  +
                    Transaction 3 x ADB Factor 3]
                      (Round to 2 Decimal Places)
 -------------------------------------------------------------------------------

 ACCOUNT BALANCE   =  Account Balance at Beginning of Month + Deferrals During
 MONTH AT END OF                 Month + Earnings - Distributions
 ===============================================================================

 NOTE
 ---------------------------

*Separate ADB Factor for each transaction. The term "transaction" includes Participant and Employer deferrals, benefit payments, withdrawals, and any other type of distribution.



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                    APPENDIX A--CALCULATION OF EARNINGS USING
                              AVERAGE DAILY BALANCE

                                     EXAMPLE


ASSUMPTIONS

 ---------------------------------------------------------------------------
 MARCH 31 ACCOUNT BALANCE                                 $10,000
 ---------------------------------------------------------------------------
 APRIL 14 DEFERRAL                                        $1,000
 ---------------------------------------------------------------------------
 APRIL EARNINGS RATE                                      10.98%
 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------
 PERFORMANCE-BASED ENHANCEMENT (PBE)                      2 Percentage
                                                          Points
 ===========================================================================

Step 1. ____ Calculate Earnings for April on the most recent Account balance.

           A.Calculate the monthly Earnings factor ((Earnings Rate + PBE) / 12)

                           (.1098 + .02) / 12 = .010817

           B.    Calculate the monthly Earnings (balance x factor)

                           10,000 x .010817 = 108.17

Step 2.    Calculate Earnings during April on any deferrals.

           A. Calculate the average daily balance (ADB) for the deferral [deferral x (DAYS IN THE MONTH - DEFERRAL DATE + 1)]
                              -------------------------------------
                                       Days in the month

                           1,000 x (30 - 14 + 1) = 566.67
                                    -----------
                                         30

           B.    Calculate the Earnings on the deferral (ADB x Earnings factor)

                           566.67 x .010817 = 6.13

Step 3.    Calculate the Account balance as of April 30 (prior balance +
                deferrals + Earnings)

                           10,000 + 1,000 + 108.17 + 6.13 = 11,114.30

         TENTH:  Except as amended herein, all remaining terms and provisions of the Plan shall remain in full force and effect.

                         anixter Inc.

                         By:
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                         Its

                         Dated:
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